Exhibit 23.(b)

EVERSHEDS SUTHERLAND (US) LLP

THOMAS E. BISSET

DIRECT LINE: 202.383.0118

E-mail: ThomasBisset@eversheds-sutherland.com

April 27, 2022

VIA EDGAR

Board of Directors

Protective Life Insurance Company

2801 Highway 280 South

Birmingham, AL 35223

Re:Protective Market Defender II Annuity

Post-Effective Amendment No. 5

Directors:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Prospectus filed as part of Post-Effective Amendment No. 5 to the Form S-1 Registration Statement (File No. 333-235429) by Protective Life Insurance Company with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

By:	/s/ Thomas E. Bisset
Thomas E. Bisset